SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-51012

                         Date of Report: June 29, 2006


                          IRON STAR DEVELOPMENT, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                 Utah                                 87-0427336
  -----------------------------------------------------------------------
  (State of other jurisdiction of                 (IRS Employer
   incorporation or organization)                  Identification No.)

      41-40 Union Street, Suite 6J, Flushing, NY           11355
  -----------------------------------------------------------------------
       (Address of principal executive offices)          (Zip Code)


                                718-359-2682
             -----------------------------------------------------
              (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OF ASSETS
ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

On June 29, 2006 Iron Star Development, Inc. ("Iron Star") completed a share exchange with Winner Sea Group Limited (the "Share Exchange"). Winner Sea Group Limited ("Winner Sea") owns 90% of the capital stock of Harbin Yinhai Technology Development Company Limited ("Yinhai"), a corporation organized under the laws of the People's Republic of China. Yinhai is engaged in the business of specialty printing in China, primarily serving the banking and insurance industries. The Chairman and majority shareholder of Winner Sea is Tian Ling, who is also the Chairman and majority shareholder of Iron Star.

At the closing of the Share Exchange, the shareholders of Winner Sea exchanged their Winner Sea shares for 18,000,000 shares of Iron Star common stock, representing 98.3% of the outstanding Iron Star shares.

INFORMATION REGARDING IRON STAR AFTER THE ACQUISITION OF WINNER SEA
The information set forth in the remainder of this Report describes the business and financial condition of Iron Star Development, Inc. after the Share Exchange and other facts regarding the effect of the Share Exchange on Iron Star.

WINNER SEA GROUP LIMITED

Winner Sea is a business company organized under the laws of the British Virgin Islands in 2006. It has conducted no business. It is a holding company whose only asset is shares in Harbin Yinhai Technology Development Company Limited that represent 90% of the outstanding shares in that company. The remaining 10% of Yinhai is owned by Xie Guihong. Ms. Xie is a member of the Board of Directors of Iron Star.

BUSINESS OF HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED

Harbin Yinhai Technology Development Company Limited is a private company located in Harbin, China. Founded in 1998, Yinhai has developed into a leading participant in China's financial notes printing industry. Yinhai is one of only fifteen companies to which the Chinese government has issued the Special Industry Operating Permit and the Government Securities and Documents Duplicating Permit, which are the licenses required in order to be engaged in printing bank vouchers in China.

Yinhai estimates that during 2005 it held a 10% share of the market for financial notes printing in China, and its market share is growing. The three primary factors responsible for Yinhai's growth have been:

     > Yinhai provides printing services whose quality equals the highest standards worldwide. Yinhai imports state-of-the-art printing equipment from Germany, and installs on it advanced software systems, such as anti-falsification software. Yinhai's investment in technology means that few competitors can offer China's financial industry the level of service that Yinhai offers.

     > Yinhai's focus on providing high quality service has distinguished it from its competition. In 2000 Yinhai received Certification of Compliance with the ISO 9000 International Standard. In 2003, Yinhai's quality management system was accredited under ISO 9001-2000, recognition that Yinhai's business practices meet the world's highest standards. Yinhai has been awarded "Best Performance" and named "Most Creditworthy and Reliable" enterprise by the Chinese government every year since 2001.

     > Yinhai's marketing acumen has brought it into exclusive relationships with many of China's largest financial institutions and government agencies, including Bank of China, China Commercial Bank and the State Taxation Bureau.

Yinhai also earns approximately 33% of its revenue from its position as a distributor of plasma arc cutting machinery and consumable parts manufactured by Hypertherm, Inc. of New Hampshire, U.S.A. Hypertherm's plasma arc cutting systems are designed to provide metal workers with clean cuts for metal work that permits little tolerance for error, and are well-known worldwide.

PRODUCTION

The documents printed by Yinhai include bank deposit books, deposit receipts, computer bills and other financial notes, as well as standard forms for banks and insurance companies, single purpose invoices, passports, and other certificates. Yinhai performs most services in-house. However, it uses outsourced vendors for certain specialty services, such as large scale binding, binding in leather, and the like.

Yinhai has, since its founding, focused its business plan on the high-end segment of the printing market. To attract market share, Yinhai stresses the quality of its production and uses only the most advanced printing technology available in the world. Yinhai's automated production lines are imported from Germany's Kuechler Company, which produces the world's most sophisticated printers. Auxiliary equipment is mainly produced in China by foreign-invested joint ventures and domestic equipment manufacturers. As the market for Yinhai's services has expanded in the past seven years, Yinhai has kept pace by maintaining an ongoing program of upgrading Yinhai's equipment and production capabilities every year. This trend will continue for the foreseeable future. Advanced equipment and world-class technology is the key to Yinhai's plan for continual development and success.

At the present time, Yinhai can produce up to 30 million magnetic bank deposit books per year. The company can also manufacture up to 10 million bank receipt books, and up to 10,000 cases of computer certificates. This capacity does not significantly exceed Yinhai's current sales volume, so Yinhai will need additional production capacity in order to continue its growth. Yinhai's business plan calls for the purchase in 2006 of an additional Kuechler production line for a price of approximately $2,000,000. The additional line would increase Yinhai's production capacity by between 20% and 30%. Yinhai also plans to purchase ten acres of land (at a cost of approximately $1,500,000) where it will expand and consolidate its production facilities in the future. These plans will not be accomplished unless Yinhai obtains additional capital sufficient to fund the acquisitions. To date Yinhai has received no commitment for additional capital.

RESEARCH AND DEVELOPMENT

Yinhai employs a staff of five research analyst professionals. It is the responsibility of these individuals to insure that Yinhai's production staff utilizes state-of-the-art machinery in a cost-effective yet top quality manner. In particular, Yinhai's research staff is responsible for integrating advanced software systems, such as the anti-falsification system, into Yinhai's production system. The value added by these technological advantages is a key to Yinhai's competitive strength.

Yinhai's expense for research and development has been approximately $20,000 per year for each of the past three years.

MARKETING (PRINTING)

Because China has only in the past twenty years assumed an important position in world financial markets, China's financial services industry has generally lagged behind the international industry. Recently, however, China's government is moving to modernize the industry and force it to become more accountable. In 2005 China's Commerce Ministry announced plans to increase the use of invoices and similar evidentiary documents, in part spurred by the need for greater tax compliance. The government is pushing banks, telecommunications companies, insurance companies, and the national postal service to assimilate international norms. One of the primary reforms that the government is encouraging is the use of variable data printing technology with anti-falsification encryption - technology currently provided by Yinhai.

Yinhai believes that this government emphasis on modernization of document use by China's financial community will provide Yinhai a unique opportunity for growth. The movement toward higher quality documentation with advanced technological aspects, such as anti-falsification technology, should have the effect of (a) creating an increased demand for the level of services that Yinhai has traditionally offered, (b) forcing more institutions to outsource their printing to providers such as Yinhai, and (c) driving many smaller commercial printing companies out of the market due to their inability to finance the purchase of advanced equipment. Management expects Yinhai to take advantage of these phenomena, both through an expansion of its customer base and through a selective program of acquiring smaller printing companies that offer quality services but lack the capital necessary to compete technologically.

Yinhai's position as a member of the Chinese Anti-Falsification Technology Association and as a member of the Chinese Commercial Instruments
Professional Committee has given Yinhai exposure to the leaders of China's financial community. The reputation for state-of-the-art specialty printing that Yinhai has developed, combined with the skills of Yinhai's marketing personnel, have enabled Yinhai to develop strong customer relationships with many leaders in that financial community. Among Yinhai's current customers are:

     > Bank of China. The leader in China's banking industry, and the only Chinese bank with a presence on five continents, Bank of China offers financial services through 560 offices worldwide. Yinhai has an exclusive contract to provide deposit books for the offices of the Bank of China in six of China's provinces.

     > Agricultural Bank of China. One of the four state-owned banks in China, the Agricultural Bank of China has $372 billion in assets and branches throughout China. Yinhai has the exclusive contract to provide specialty printing services for the branches located in the Heilongjiang Province.

     >  China Construction Bank.  Headquartered in Beijing, China
        Construction Bank has 14,250 branch offices. Yinhai provides the specialty printing services for the Heilongjiang Province.

     > China Life. The largest life insurance company in China, China Life was listed on the New York Stock Exchange in 2003.

     > Sunlight Property Insurance. Established by a group of state-owned conglomerates in 2004, Sunlight Insurance now holds assets in excess of $100 billion. Yinhai provides a portion of Sunlight's specialty printing requirements on an exclusive basis.

During 2005 there were two customers who were each the source of ten percent or more of Yinhai's revenues: Bank of China (11%) and China Agricultural Credit Union/Community Bank Shanxi Branch (10%). In 2004 only the Bank of China (10%) was a source of ten percent or more of Yinhai's revenues.

With China's accession into the WTO, opportunities for international expansion of Yinhai's market should develop. In 2006 the last quotas on exports by China's printing industry will be lifted. Yinhai plans for the future include the development of an international market for Yinhai's specialty printing services.

DISTRIBUTION OF PLASMA ARC CUTTING SYSTEMS

Hypertherm, Inc. has been manufacturing high-tech cutting machinery since 1968. Today it manufactures a range of cutting products, but is known in particular for its plasma arc cutting systems.

Hypertherm has appointed Yinhai as its exclusive distributor for the Heilongjiang region of China of Hypertherm's plasma arc systems. Yinhai is also authorized to resell to other distributors throughout China, and currently sells to distributors in several of China's provinces. The relationship between Hypertherm and Yinhai is on an at-will basis.

Yinhai purchases the systems from Hypertherm Singapore Inc. and resells them at prices determined by Yinhai. Yinhai also resells the consumables that customers must employ with the systems. In 2005 Yinhai realized a gross profit margin of 15% on the resale of the Hypertherm equipment. In 2004 its gross margin on the distribution business was 24%.

SOFTWARE DESIGN

During 2004 and 2005 Yinhai provided software design services for a number of clients. The software solutions provided by Yinhai involved data security and backup. Yinhai has terminated that line of business.

INSURANCE

Yinhai currently maintains insurance protecting it against liability to its employees for work-related injuries and reimbursing Yinhai for the cost of worker's retirement plans, lay-offs and pregnancy leaves. Yinhai intends to purchase employee health insurance later in 2006.

EMPLOYEES

Yinhai has 150 employees, all of whom are full-time employees. 15 employees are involved in administration; 30 in marketing and business development, five are research analysts, and the remainder are technical and factory workers. Ten of Yinhai's employees belong to a labor union.

OFFICES AND MANUFACTURING FACILITY

Yinhai's executive offices and production facility are located in the Harbin Development Zone in Harbin China. Yinhai owns the premises, which cover 6,000 square meters.

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Yinhai's revenue in 2005 increased by 48% over the revenue realized in 2004. The increase was attributable to both its printing business (47% increase) and its equipment distribution business (55% increase). The increase in printing revenue resulted primarily from Yinhai's investment in added capacity during the year, which enabled it to market its services more aggressively. The increase in distribution revenue was primarily the result of Yinhai's acquisition of selling agents throughout China, which has opened a much larger market for the plasma arc cutting machines that Yinhai sells. The sole negative in the year was the reduction in software design revenue from modest in 2004 to trivial in 2005. Yinhai has since terminated that business.

Continued revenue growth in Yinhai's printing services business will depend on whether Yinhai secured the capital needed to further expand its printing capacity. Yinhai's production facilities are currently working near to capacity. So an additional production line (estimate cost - $2,000,000) will be necessary if Yinhai is to sustain growth. Management is exploring financing possibilities, but has not yet received a commitment for the funds.

The gross margin realized by Yinhai on sales in 2005 decreased to 27% from 29% in 2004. Reduced margin from equipment distribution was the primary reason for the overall decline, as equipment sales in 2005 produced only 15% margin compared to over 23% margin in 2004. Gross margin from equipment sales fell primarily as a result of Yinhai's use of selling agents, whose compensation is a reduction to Yinhai's margin. Yinhai expects the printing portion of its business (which realized gross margin of 33% in both 2004 and 2005) to grow faster than the equipment sales business. If that occurs, overall gross margin should increase towards the 33% margin that printing produces.

Operating expenses as a percentage of revenue fell in 2005 (from 11.1% in 2004 to 10.6% in 2005) primarily as a result in a decrease in general and administrative expense from $150,015 in 2004 to $144,371 in 2005. The decrease reflected on ability to increase our production without increasing our administrative overhead. Similarly we expect that if we obtain the funds needed to increase production capacity in 2006, the resulting increase in our revenue will not require an corresponding increase in administrative expense, with the exception that new investment in equipment will cause an increase in depreciation expense.

For 2005, therefore, we realized net income of $780,889 (a 17% return on equity). We expect that, fr the foreseeable future, we will be able to operate with similar results without additional equity. Or ability to grow, however, will depend on future investment into Yinhai.

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THREE MONTHS ENDED MARCH 31, 2005

Our revenue growth slowed in the first quarter of this year, although we still realized a 21% increase over the first quarter of 2005. The slow-down was attributable to a reduction in equipment sales from $376,087 in the first quarter of 2005 to $370,450 in the first quarter of 2006. Because equipment sales are sporadic, we expect to experience uneven results in that segment. However we also do not expect that segment to grow as rapidly as our printing services business.

Overall gross margin for the first quarter was only 18%, due to a sharp decline in gross margin for printing services to 19% in the three months ended March 31, 2006. The decline in printing revenue primarily reflected the pricing of the particular contracts that we fulfilled in the quarter, and does not represent a long-term adjustment in gross margin. We still expect our gross margin from printing services to stay in the area of 33%.

The reduction in equipment sales and reduction in margin from printing sales combined to cause a 7.2% reduction in gross profit from the first quarter of 2005 to the first quarter of 2006. The fall-off was alleviated somewhat by the benefit of our continuing reductions in general and administrative expense. However, selling and marketing expense grew in proportion to sales. The result was a reduction in net income from $70,436 in the first quarter of 2005 to $31,460 in the first quarter of 2006. We believe that the reduction in profits was primarily a result of factors that were peculiar to the quarter. We expect that 2006 overall will show growth in revenue and earnings, albeit not at the rate experienced in 2005.

LIQUIDITY AND CAPITAL RESOURCES

Since Yinhai was organized in 1998, the growth of its operations has been funded by contributions to capital by our Chairman, Mrs. Tian. With the $2.6 million that she invested, Yinhai has built its facilities and funded its operations, resulting in profitable operations for the past several years. As a result, at March 31, 2006 Yinhai had working capital totalling $2,659,764 and no debt.

During the first quarter of 2006 Yinhai reduced its cash position by over $800,000, as it positioned itself for growth that it expects in the second half of 2006. At March 31, 2006 Yinhai's current assets included the following:

     * $919,031 in inventory - primarily paper and ink. This component has increased by over $700,000 since the beginning of 2005, reflecting management's anticipation of increased printing activity.

     * $623,417 in deposits and prepayments, over $500,000 of which was a payment made by Yinhai in an aborted effort to effect a reverse merger into a U.S. public shell company. After the quarter ended, Yinhai received a refund of $350,000 of that sum. Management is currently assessing its legal position with respect to the remainder of the deposit, to determine how best to pursue its recovery.

     * $1,159,727 owed to Yinhai by Harbin BinLuo. The line item represents an unsecured loan made in January 2005. Harbin BinLuo had loaned substantial funds to Yinhai earlier in the decade (which it repaid). The current loan is primarily for the purpose of balancing the obligation and strengthening the friendship of Yinhai with the debtor. The loan does not bear interest. Management expects that it will be repaid late in 2006.

Our operations generated $1,283,300 in cash during 2005 and $725,441 during 2004. In the first quarter of 2006 we used $867,506 in cash, primarily due to the payment of $523,504 in deposits, most of which related to our efforts to effect a reverse merger in the U.S. In addition, we increased our inventory substantially in the quarter. We expect to return to positive cash flow for the remainder of 2006.

Yinhai's business plan calls for significant investment the growth of Yinhai during 2006. We have budgeted $2,000,000 to purchase an additional production line. We also plan to spend $1,500,000 to purchase additional land on which to expand our production facilities. And we intend to devote $800,000 to increase our marketing program. It is our desire that the funds be obtained by the sale of equity. To date, however, we have not received any commitment of funds.

Our capital is sufficient to fund our operations at their current level for the foreseeable future. Significant growth, however, will require that we obtain additional capital or incur debt.

RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

        I.  RISKS ATTENDANT TO OUR BUSINESS

WE ARE OPERATING AT FULL CAPACITY AND MUST BUILD ADDITIONAL FACILITIES IN ORDER TO GROW.

At the present, our printing facilities are operating at close to capacity. We will not be able to meet the demand for our services or to grow significantly unless we invest substantial sums in increasing our production capacity. If we cannot obtain the funds needed for that investment, our business may stagnate.

CURRENCY FLUCTUATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

We generate revenues and (with one exception) incur expenses and liabilities in Chinese RMB. However we report our financial results in the United States in U.S. Dollars. As a result, we are subject to the effects of exchange rate fluctuations between these currencies. Recently, there have been suggestions made to the Chinese government that it should adjust the exchange rate and end the linkage that in recent years has held the RMB-U.S. dollar exchange rate constant. If the RMB exchange rate is adjusted or is allowed to float freely against the U.S. dollar, our revenues, which are denominated in RMB, may fluctuate significantly in U.S. dollar terms. We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

The one exception to our practice of doing business in Chinese RMB is the fact that we pay U.S. Dollars for the plasma arc cutting equipment that we distribute. If the RMB is allowed to float against the U.S. Dollar, it is likely to reduce the price we pay for the equipment, which will make the equipment easier to sell in China. If the adjustment becomes too great, however, it is possible that Hypertherm may alter its marketing arrangements to accommodate the effect of the falling Dollar on its overall marketing strategy.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL THAT ARE IN HIGH DEMAND.

Our future success depends on our ability to attract and retain highly skilled engineers, draftsmen, and technicians, as well as sales personnel experienced in international sales. Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand. Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT AND FINANCIAL CONTROLS IN CHINA.

The People's Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company. If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

GOVERNMENT REGULATIONS COULD INCREASE OUR EXPENSES.

We market our printing services to the financial services industry, which is highly regulated in China. The government of China has many regulations that govern the documents that we print, the way we print them, and the companies that are permitted to print them. The government is considering additional regulations, as it strives to modernize the Chinese financial services industry. One or more of those regulations could impose compliance costs on us that would adversely affect our profits.

CAPITAL OUTFLOW POLICIES IN CHINA MAY HAMPER OUR ABILITY TO PAY DIVIDENDS TO SHAREHOLDERS IN THE UNITED STATES.

The People's Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund our business activities outside China or to pay dividends to our shareholders.

WE HAVE LIMITED BUSINESS INSURANCE COVERAGE.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

        II.  RISKS ATTENDANT TO OUR MANAGEMENT

OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE SERVICES OF OUR CHAIRMAN.

Tian Ling is the Chief Executive Officer of Iron Star Development, Inc. and of its operating subsidiary, Harbin Yinhai Technology Development Company, Inc. Mrs. Tian is responsible for strategizing not only our business plan but also the means of financing it. If Mrs. Tian were to leave Yinhai or become unable to fulfil her responsibilities, our business would be imperilled. At the very least, there would be a delay in the development of Yinhai until a suitable replacement for Mrs. Tian could be retained.

IRON STAR DEVELOPMENT, INC. IS NOT LIKELY TO HOLD ANNUAL SHAREHOLDER MEETINGS IN THE NEXT FEW YEARS.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. The current members of the Board of Directors were appointed to that position by the previous directors. If other directors are added to the Board in the future, it is likely that the current directors will appoint them. As a result, the shareholders of Iron Star will have no effective means of exercising control over the operations of Iron Star.

YOUR ABILITY TO BRING AN ACTION AGAINST US OR AGAINST OUR DIRECTORS, OR TO ENFORCE A JUDGMENT AGAINST US OR THEM, WILL BE LIMITED BECAUSE WE CONDUCT ALL OF OUR OPERATIONS IN CHINA AND BECAUSE OUR MANAGEMENT RESIDES OUTSIDE OF THE UNITED STATES.

We conduct all of our operations in China through our wholly-owned subsidiary. All of our directors and officers reside in China and all of the assets of those Chinese residents are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the United States and of China may render you unable to enforce a judgment against our assets or the assets of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are 18,307,899 shares of Iron Star common stock issued and outstanding. The following table sets forth the number of Iron Star shares beneficially owned by each person who, after the Share Exchange, owns beneficially more than 5% of Iron Star's common stock, as well as the ownership of such shares by the executive officers and directors of Iron Star as a group.

Name and Address of                Amount and Nature of     Percent
Beneficial Owner(1)                Beneficial Ownership(2)  of Class
---------------------------------------------------------------------------
Tian Ling                          6,465,441                 35.3%
Du Song                               20,000                  0.1%
Xie Guihong                          180,000                  1.0%
Lao Chengxu                                0                    -

Executive Officers and
Directors as a Group (4 persons)   6,665,441                 36.4%

__________________________________

(1) Except as otherwise noted, the address of each shareholder is c/o Harbin Yinhai Technology Development Company Limited, No.
     16 Dalian Road, Haping Road Centralized Park, Harbin Development Zone, Harbin, P.R. China.
(2)  All shares will be owned of record.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals are the members of Iron Star's Board of Directors and its executive officers.

Name                            Age     Position
---------------------------------------------------------------------------
Tian Ling                       42      Chairman, Chief Executive Officer
Xie Guihong                     43      Vice President, Director
Du Song                         59      Chief Financial Officer, Director
Lao Chengxu                     34      Secretary, Director

TIAN LING founded Yinhai in 1998, and has served as Chairman and Chief Executive Officer of Yinhai since its founding. Mrs. Tian earned an MBA from Honolulu University with a concentration in Finance and Economics.

XIE GUIHONG has been employed as the Vice President of Yinhai since 1998. From 1995 to 1998 Ms. Xie was employed as Director of
Accountants by the Harbin Childrens Pharmaceutical Factory. Ms. Xie holds a B.S. degree in Accounting from the Harbin Workers College.

DU SONG has been employed as Financial Controller of Yinhai since
1998, with responsibility for implementing Yinhai's financial management systems, budget management systems and internal accounting control systems. Ms. Du is accredited as a certified public accountant in China. She holds a B.S. degree in Accounting from China Nong Keng (Heilongjiang August First Land Reclamation) University.

LAO CHENGXU has been employed since 2000 as the Board Secretary of Yinhai and as its Director of Investments and Business Development.
Prior to joining Yinhai, Mr. Lao was Sales Manager for Heilongjiang
Golden Sea (Industry) Group Ltd., Co.  Mr. Lao was awarded an M.B.A.
by Bournemouth University in the U.K. with a concentration in International Business Management (Administration) and a B.S. in
Finance (Foreign Trade and Economics) by the Heilongjiang Finance College.

Nominating and Audit Committee

The Board of Directors will not have an audit committee or a nominating committee during 2006, due to the small size of the Board. The Board will also not have an "audit committee financial expert" within the definition given by the Regulations of the Securities and Exchange Commission. The members of the Board expect to recruit an audit committee financial expert to join the Board during 2007.

Shareholder Communications

The Board of Directors will not adopt a procedure for shareholders to send communications to the Board of Directors until it has reviewed the merits of several alternative procedures.

Code of Ethics

Yinhai has adopted a Code of Ethics that applies to its executive officers. Iron Star will apply the same Code of Ethics while the officers of Iron Star are also officers of Yinhai. A copy of the Code of Ethics has been filed as an exhibit to this Report.

Executive Compensation

Iron Star has paid no compensation to any individual for services as an officer of Iron Star during the past three fiscal years. None of the individuals who served as officers or directors of Iron Star prior to the Share Exchange remains affiliated with Iron Star other than as a shareholder.

Tian Ling, who has served as the Chief Executive Officer of Yinhai during the past three fiscal years, has not been paid any compensation for services during that period. There was no officer of either Winner Sea or Yinhai whose salary and bonus for services rendered during the year ended December 31, 2005 exceeded $100,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tian Ling acquired a majority of the outstanding shares of Iron Star on April 3, 2006. On the same day, Mrs. Tian was appointed as a member of the Board of Directors of Iron Star and as its Chief Executive Officer. Mrs. Tian also owns 35% of the outstanding shares of Winner Sea. By reason of the Share Exchange, Mrs. Tian received 6,300,000 shares of Iron Star in exchange for her interest in Winner Sea.

Two of the other three members of the Iron Star Board of Directors (Xie Guihong and Du Song) were also shareholders in Winner Sea and received shares in Iron Star as a result of the Share Exchange. All of the members of the Iron Star Board of Directors are employees of Yinhai.

DESCRIPTION OF SECURITIES

A description of Iron Star's common stock is set forth in the Section titled "Description of Securities" on page 12 of Amendment No. 1 to Iron Star's Registration Statement on Form 10-SB (File No. 000-51012) filed with the Securities and Exchange Commission on December 15, 2004.

MARKET PRICE AND DIVIDENDS ON IRON STAR'S COMMON EQUITY AND OTHER
SHAREHOLDER MATTERS

Information regarding the market price of Iron Star's common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of Iron Star's Annual Report on Form 10-KSB for the year ended December
31, which was filed with the Securities and Exchange Commission on April 3, 2006.

LEGAL PROCEEDINGS

Neither Iron Star nor Winner Sea nor Yinhai is party to any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

A description of statutes, charter provisions and bylaws that govern Iron Star's indemnification of its directors and officers is set forth at Part II, Item 5 of Amendment No. 1 to Iron Star's Registration Statement on Form 10-SB (File No. 000-51012) filed with the Securities and Exchange Commission on December 15, 2004.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements (immediately following the Signature)   	Page

   Audited Financial Statements of Winner Sea Group Limited
    for the period from inception (January 12, 2006)
    to March 31, 2006......................................      F-1

   Audited Financial Statements of Harbin Yinhai Technology
    Development Company Limted for the years ended December
    31, 2005 and 2004......................................      F-10

   Unaudited Financial Statements of Harbin Yinhai Technology
    Development Company Limted for the three month periods
    ended March 31, 2006 and 2005..........................      F-28

Exhibits

10-a Share Purchase Agreement dated June 29, 2006 between Iron Star Development, Inc. and the shareholders of Winner Sea Group Limited.

14.   Code of Ethics.

21    Subsidiaries:   Winner Sea Group Limited
                      Harbin Yinhai Technology Development Company Limited


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IRON STAR DEVELOPMENT, INC.

                                   By: /s/ Tian Ling
                                   ----------------------------------
                                   Tian Ling, Chief Executive Officer


           *   *   *   *   *   *   *   *   *   *   *   *   *   *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors and Stockholders of
Winner Sea Group Limited (a development stage company)

We have audited the accompanying balance sheet of Winner Sea Group Limited (a development stage company) as of March 31, 2006 and the related statement of operations, stockholders' equity and cash flows for the period from January 12, 2006 (Inception) to March 31, 2006. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial
reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winner Sea Group Limited as of March 31, 2006 and the results of operations and cash flows for the period from January 12, 2006 (Inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States of America.


/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited
-----------------------------------------------
Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
June 14, 2006

                          WINNER SEA GROUP LIMITED
                       (A Development Stage Company)
                               BALANCE SHEET
                           AS OF MARCH 31, 2006
            (Currency expressed in United States Dollars ("US$"))


ASSETS

Current assets:
 Cash and cash equivalents                      $   4,492
                                                 --------
TOTAL ASSETS                                    $   4,492
                                                 ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Due to a stockholder                           $   7,828

Stockholders' equity:
 Common stock 50,000 shares authorized at
  US$1.00 par value; 7 shares issued and
  outstanding                                           7
 Accumulated deficit                               (3,343)
                                                 --------
Total stockholders' equity                         (3,336)
                                                 --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $   4,492
                                                 ========


See accompanying notes to financial statements.

                          WINNER SEA GROUP LIMITED
                        (A Development Stage Company)
                           STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM JANUARY 12, 2006 (INCEPTION) TO MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

Revenue                                         $       -

Expenses
 General and administrative                        (3,384)
                                                  -------
Loss from operations                               (3,384)

Interest income                                        41
                                                  -------
Loss before income tax                             (3,343)

Income tax                                              -
                                                  -------
Net loss                                        $  (3,343)
                                                  =======

Basic and diluted earnings per share
 - Loss per common share                        $    (478)
                                                  =======
Weighted average outstanding shares
 - Basic and diluted                                    7
                                                  =======



See accompanying notes to financial statements.

                          WINNER SEA GROUP LIMITED
                        (A Development Stage Company)
                           STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM JANUARY 12, 2006 (INCEPTION) TO MARCH 31, 2006
            (Currency expressed in United States Dollars ("US$"))

Cash flows from operating activities:
 Net loss                                          $   (3,343)
                                                      -------
Net cash used in operating activities                  (3,343)
                                                      -------
Cash flows from financing activities:
 Capital contribution                                       7
 Advances from a stockholder                            7,828
                                                      -------
Net cash provided by financing activities               7,835
                                                      -------
Net change in cash and cash equivalents                 4,492

Cash and cash equivalents, beginning of period              -
                                                      -------
Cash and cash equivalents, end of period           $    4,492
                                                      =======

Supplemental disclosure of cash flow information
 Cash paid for income taxes                        $        -
                                                      =======
 Cash paid for interest expenses                   $        -
                                                      =======


See accompanying notes to financial statements.

                          WINNER SEA GROUP LIMITED
                        (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM JANUARY 12, 2006 (INCEPTION) TO MARCH 31, 2006
            (Currency expressed in United States Dollars ("US$"))


                               Common Stock           Accumulated
                              Shares  Amount            deficit        Total
                              --------------          -----------     -------
Balance at date of
 inception, January 12, 2006      7   $    7           $      -       $     7

Net loss for the period           -        -             (3,343)       (3,343)
                               ----    -----            -------        ------
Balance at March 31, 2006         7   $    7           $ (3,343)      $(3,336)
                               ====    =====            =======        ======



See accompanying notes to financial statements.

1.       ORGANIZATION AND BUSINESS BACKGROUND

Winner Sea Group Limited ("Company") was incorporated as an International Business Company with limited liability in the British Virgin Islands ("BVI") under the International Business Companies Act, Cap 291 of the British Virgin Islands on January 12, 2006, for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

The Company is considered to be a development stage company, as it has not generated revenues from operations.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

*        Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

*        Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

*        Revenue Recognition

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

*        Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

                         WINNER SEA GROUP LIMITED
                        NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JANUARY 12, 2006 (INCEPTION) TO MARCH 31, 2006
            (Currency expressed in United States Dollars ("US$"))

*        Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss)/income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

*        Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, which include cash and cash equivalents, approximate fair value due to the short maturities of these instruments.

*        Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

*        Recently Issued Accounting Standard

In December 2004, the FASB issued SFAS Statement No.151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"), which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2006. The Company is currently evaluating the impact of SFAS 151 on its financial statements and does not expect the effect of implementation will have a significant impact on the Company's financial statements.

                         WINNER SEA GROUP LIMITED
                        NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JANUARY 12, 2006 (INCEPTION) TO MARCH 31, 2006
            (Currency expressed in United States Dollars ("US$"))

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"), which eliminates an exception in APB 29 for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. This Statement will be effective for the Company for non-monetary asset exchanges occurring on or after January 1, 2006. The Company is currently evaluating the impact of SFAS 153 on its financial statements and does not expect the effect of implementation will have a significant impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December
15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. SFAS is effective for the Company for all accounting changes and corrections of errors made beginning January 1, 2006.

In February 2006, the FASB issued SFAS Statement No. 155, "Accounting for Cer-tain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

                         WINNER SEA GROUP LIMITED
                        NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JANUARY 12, 2006 (INCEPTION) TO MARCH 31, 2006
            (Currency expressed in United States Dollars ("US$"))

3.       DUE TO A STOCKHOLDER

It represents a temporary advance from a significant stockholder of the Company. The balance is unsecured, non-interest bearing and repayable on demand.

4.       COMMON STOCK

The Company's memorandum and articles of association authorizes the issuance of up to 50,000 shares of common stock, with a par value of $1.00. On February 17, 7 shares were allotted to 1 individual at par value. Subsequent to the balance sheet date, additional 49,993 shares were allotted to 27 individuals at par value.

5.       TAXATION

Under the current BVI law, the Company's income is not subject to taxation.

6.       SUBSEQUENT EVENT

On April 12, 2006, a share purchase agreement was entered into between the Company and Harbin Yinhai Technology Development Company Limited ("Harbin Yinhai"), a company incorporated in the People's Republic of China ("PRC") with a registered capital of RMB21,580,000 (equivalent to US$2,606,280). Harbin Yinhai is principally engaged in commercial printing that, among other things, prints passbooks and forms for use by financial institutions and government offices in the PRC. The Company purchased 90% of equity interest of the registered capital from the owners of Harbin Yinhai for a consideration of approximately RMB40,000,000 (equivalent to US$4,968,944). On April 29, 2006, the Company completed the acquisition with Harbin Yinhai.

On June 14, 2006, the stockholders of the Company and Iron Star Development, Inc., a Utah corporation ("Iron Star") entered into a share exchange agreement. Upon closing of the share exchange, a total of 18,000,000 restricted shares of Iron Star's common stock will be issued to the stockholders of the Company, resulting in their ownership of approximately 98.3% of the outstanding shares of common stock of Iron Star. At that time, the Company will become a wholly owned subsidiary of Iron Star.

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Harbin Yinhai Technology Development Company Limited

We have audited the accompanying balance sheet of Harbin Yinhai Technology Development Company Limited ("the Company") as of December 31, 2005 and the related statement of operations, owners' equity and comprehensive income, and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial
reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Yinhai Technology Development Company Limited as of December 31, 2005 and the results of operations and cash flows for the year then ended and in conformity with accounting principles generally accepted in the United States of America.



/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited
-----------------------------------------------
Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
March 6, 2006

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Harbin Yinhai Technology Development Company Limited
Harbin, People's Republic of China

We have audited the accompanying balance sheets of Harbin Yinhai Technology Development Company Limited as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Yinhai Technology Development Company Limited, as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004, in con-formity with accounting principles generally accepted in the United States of America.

/s/ JIMMY C.H. CHEUNG & CO
----------------------------
JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

Date: February 3, 2005

            HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 2005
           (Currency expressed in United States Dollars ("US$"))




                                                    2005
                                              --------------
ASSETS

Current assets:
 Cash and cash equivalents                    $  1,023,983
 Accounts receivable                               481,049
 Inventories                                       715,917
 Deposits and prepayments                           99,913
 Other receivable                                1,159,727
                                                 ---------
 Total current assets                            3,480,589

Property, plant and equipment, net               1,940,556
                                                 ---------
TOTAL ASSETS                                  $  5,421,145
                                                 =========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
 Accounts payable                             $    522,104
 Other payable and accrued liabilities              55,633
 Customers deposit                                 207,138
 Income tax payable                                 53,160
 Value added tax payable                            73,531
                                                 ---------
 Total current liabilities                         911,566

Owners' equity:
 Registered capital of Renminbi 21,580,000
  (US$2,606,280) fully paid in 2004 and
  Renminbi 12,380,000 (US$1,495,169) fully
  paid in 2003                                   2,606,280
 Accumulated other comprehensive income            108,078
 Retained earnings                               1,795,221
                                                 ---------
 Total owners' equity                            4,509,579
                                                 ---------
TOTAL LIABILITIES AND OWNERS' EQUITY          $  5,421,145
                                                 =========

See accompanying notes to financial statements.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004
             (Currency expressed in United States Dollars ("US$"))

                                                  2005               2004
                                               -----------       -----------
OPERATING REVENUES:
 Printing revenue                             $  3,621,679      $  2,461,373
 Equipment trading revenue                       1,760,897         1,133,326
 Software solution revenue                           7,825            36,297
                                                ----------        ----------
Total operating revenues                         5,390,401         3,630,996

COST OF REVENUES:
 Cost of printing                               (2,414,315)       (1,665,719)
 Cost of equipment                              (1,494,892)         (866,912)
 Cost of software solution                          (6,634)          (34,979)
                                                ----------        ----------
Total cost of revenues                          (3,915,841)       (2,567,610)
                                                ----------        ----------

GROSS PROFIT                                     1,474,560         1,063,386

OPERATING EXPENSES:
 Selling and marketing expenses                   (361,540)         (198,978)
 General and administrative                       (144,371)         (150,015)
 Depreciation                                      (67,189)          (53,019)
                                                ----------        ----------
Total operating expenses                          (573,100)         (402,012)
                                                ----------        ----------

INCOME FROM OPERATIONS                             901,460           661,374

OTHER INCOME (EXPENSES):
 Government grant                                        -             4,348
 Gain on disposals of property and equipment             -             1,147
 Interest income                                     3,821             3,068
 Interest expenses                                       -            (1,881)
 Other expenses                                          -            (1,491)
                                                ----------        ----------
Total other income                                   3,821             5,191
                                                ----------        ----------

INCOME BEFORE INCOME TAX                           905,281           666,565

Income tax                                        (124,392)          (99,731)
                                                ----------        ----------
NET INCOME                                    $    780,889       $   566,834
                                                ==========        ==========

See accompanying notes to financial statements.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
             (Currency expressed in United States Dollars ("US$"))

                                                   2005               2004
                                                ----------         ----------
Cash flows from operating activities:
 Net income                                   $    780,889        $   566,834

 Adjustments to reconcile net earnings to
  net cash provided by operating activities:
  Depreciation                                     221,725            162,068
  Gain on disposals of property, plant and
   equipment                                             -             (1,147)
  Changes in assets and liabilities:
   (Increase) decrease in accounts receivable     (210,263)             9,380
   (Increase) decrease in inventories              (30,360)             4,563
  Increase in deposits and prepayments             (61,821)            (4,792)
  Increase (decrease) in accounts payable          406,645           (144,889)
  Increase (decrease) in other payable and
   accrued liabilities                              55,561             (2,472)
  Increase in customers deposit                     99,060             31,670
  (Decrease) increase in income tax payable        (11,778)            81,567
  Increase in value added tax payable               33,642             22,659
                                                 ---------          ---------
 Net cash provided by operating activities       1,283,300            725,441
                                                 ---------          ---------
Cash flows from investing activities:
 Proceed from sales of property, plant
  and equipment                                          -             25,845
 Purchase of property, plant and equipment        (936,184)          (392,186)
                                                 ---------          ---------
 Net cash used in investing activities            (936,184)          (366,341)
                                                 ---------          ---------
Cash flows from financing activities:
 Increase in registered capital                          -          1,111,111
 Due from an owner                                 661,126           (661,126)
 Increase in other receivable                   (1,159,727)                 -
                                                 ---------          ---------
 Net cash (used in) provided by financing
  activities                                      (498,601)           449,985
                                                 ---------          ---------
Foreign currency translation adjustment            108,078                  -

NET CHANGE IN CASH AND CASH EQUIVALENTS            (43,407)           809,085

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR     1,067,390            258,305
                                                 ---------          ---------
CASH AND CASH EQUIVALENTS, END OF YEAR        $  1,023,983        $ 1,067,390
                                                 =========          =========

SUPPLIMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
 Cash paid for income taxes                   $    158,604        $    18,164
                                                 =========          =========
 Cash paid for interest expenses              $          -        $     1,881
                                                 =========          =========
Non-cash transaction:
 Comprehensive income                         $    108,078        $         -
                                                 =========          =========


See accompanying notes to financial statements.

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                           STATEMENTS OF OWNERS' EQUITY
                            AND COMPREHENSIVE INCOME
                     YEARS ENDED DECEMBER 31, 2005 AND 2004
             (Currency expressed in United States Dollars ("US$"))

                                                                           Accumulated
                                 Additional Appropriated  Unnappropriated  Other
                   Registered    Paid-in    Retained      Retained         Comprehensive
                   Capital       Capital    Earnings      Earnings         Income         Total
--------------------------------------------------------------------------------------------------
Balance at
 December 31, 2003 $ 1,495,169   $   48    $  74,456     $   373,042      $        -   $ 1,942,715

Capital
 contributions
 from
 stockholders        1,111,111        -            -               -               -     1,111,111

Net income for
 the year                    -        -            -         566,834               -       566,834

Transfer from
 retained
 earnings to
 statutory and
 staff welfare
 reserve                     -        -      113,028        (113,028)              -             -
                   -------------------------------------------------------------------------------
Balance at
 December 31, 2004 $ 2,606,280   $   48    $ 187,484      $  826,848      $        -   $ 3,620,660

Reversal of
 property
 revaluation
 in 2003                     -      (48)           -               -               -           (48)

Foreign currency
 translation
 adjustment                  -        -            -               -         108,078       108,078

Net income for
 the year                    -        -            -         780,889               -       780,889

Transfer from
 retained
 earnings to
 statutory and
 staff welfare
 reserve                     -        -      160,053        (160,053)              -             -
                   -------------------------------------------------------------------------------
Balance at
 December 31, 2005 $ 2,606,280  $     -    $ 347,537     $ 1,447,684      $  108,078   $ 4,509,579
                   ===============================================================================

See accompanying notes to financial statements.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

1.     ORGANIZATION AND BUSINESS BACKGROUND

Harbin Yinhai Technology Development Company Limited ("the Company") was incorporated in the People's Republic of China ("PRC") on June 5, 1998 with its principal place of business in Harbin city, Heilongjiang, PRC. The Company is principally engaged in commercial printing that, among other things, prints passbooks and forms for use by financial institutions and government offices in the PRC. In addition, the Company is the PRC agent for the distribution of two overseas products 1) plasma arc cutting machines and 2) data security and back-up software. The plasma arc cutting machines are sold to customers who require high quality metal cutting technology and low operating costs.
The data security and back-up software are sold to customers who require high information security and comprehensive data back-up.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

*       Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

*       Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

*       Revenue Recognition

The Company derives revenues from the sales of printed products and re-sale of purchased third parties equipment and software. The Company recognizes its revenues net of related business taxes and value added taxes. In accordance with the SEC's Staff Accounting Bulletin No. 104, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

       (a) Sales of printed products

The Company recognizes revenue from the sale of printed forms upon delivery to the customers and the transfer of title and risk of loss. Because the majority of products are customized to meet customer specifications, product returns are not significant. The Company did not incur any returns for the year ended December 31, 2005.

       (b) Re-sale of purchased third parties equipments that does not require significant modification or customization. Revenue from sale of plasma arc cutting machines and the associated spare parts is recognized at the time of delivery of products to customers and when the title and ownership are passed to the customers.

       (c) Re-sale of purchased third parties software that require significant modification or customization. Software solution revenues are principally derived from resale of purchased third parties software and related hardware and provision of related implementation and testing services. The contracts are accounted for as one unit of accounting as the criteria for separation are not met, and revenue for billed amounts is recognized when customer's acceptance is obtained provided that no significant obligations remain.

*       Cost of Revenue

Cost of revenue includes the costs of papers, direct labor, sub-contracting charges, inks, depreciation and purchase cost of plasma arc cutting machines and the spare parts and the purchase cost of data security and back-up software.

*       Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

*       Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear inter-est The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements' assessment of known requirements, aging of receivables, payment history, the customer's current credit worthiness and the economic environment. As of December 31, 2005, the Company did not record an allowance for doubtful accounts, nor have there been any write-offs since inception.

*       Inventories

Inventories include material, labor and factory overhead and are stated at lower of cost or market value, cost being determined on a weighted average method. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

*       Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following estimated useful lives, taking into account any estimated residual value:

                                      Depreciable life      Residual Value
                                      ----------------      --------------
      Building                           20 years                 5%
      Plant and machinery                10 years                 5%
      Motor vehicles                     10 years                 5%
      Furniture, fixture and equipment    5 years                 5%

Expenditure for maintenance and repairs is expensed as incurred.

*       Impairment of Long Lived Assets

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", a long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company reviews long-lived assets to determine the carrying values are not impaired.

*       Advertising Cost

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Advertising Costs". Advertising costs amounted to $1,613 for the year ended December 31, 2005.

*       Comprehensive Income

Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

*       Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss)/income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

*       Equity-Based Compensation

The Company adopted SFAS No. 123, Accounting for Stock-Based Compensation beginning at its inception. Upon adoption of SFAS No. 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by Accounting Principals Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company did not pay any stock based compensation during any period presented.

In December 2004, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 123 (R), "Share-Based Payment." SFAS No. 123 (R) amends SFAS No. 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123 (R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first fiscal year or interim period beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management does not expect adoption of SFAS No. 123 (R) to have a material impact on the Company's financial statements.

*       Foreign Currencies Translation

The functional currency of the Company is the People's Republic of China Renminbi ("RMB"). The accompanying financial statements have been expressed in United States dollars, the reporting currency of the Company. The balance sheet is translated into United States dollars based on the rates of exchange ruling at the balance sheet date. The statement of operations is translated using a weighted average rate for the year. Translation adjustments are reflected as cumulative translation adjustments in owners' equity.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

*       Segment Reporting

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in three principal business segments.

*       Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, which include cash and cash equivalents, accounts receivables and payables, and amounts due from owners, approximate fair value due to the short maturities of those instruments.

*       Recently Issued Accounting Standard

In December 2004, the FASB issued SFAS Statement No.151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"), which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2006. The Company is currently evaluating the impact of SFAS 151 on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"), which eliminates an exception in APB 29 for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. This Statement will be effective for the Company for non-monetary asset exchanges occurring on or after January 1, 2006. The Company is currently evaluating the impact of SFAS 153 on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

In February 2006, the FASB issued SFAS Statement No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The Company is currently evaluating the impact of SFAS 155 on its financial statements.

3.	ACCOUNTS RECEIVABLE

The majority of the Company's sales are on open account terms and in accordance with terms specified in the contracts governing the relevant transactions.
The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no provision for uncollectible accounts is required as of December 31, 2005.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

4.	INVENTORIES

Inventories as of December 31, 2005 consist of the following:

                                                      2005
                                                   ---------
        Raw materials                             $  511,112
        Finished goods                               204,805
        Less: provisions of obsolescence                   -
                                                   ---------
                                                  $  715,917
                                                   =========

For both of the years ended December 31, 2005 and 2004, provision for obsolete inventories recorded by the Company were NIL and $32,728, respectively.

5.	OTHER RECEIVABLE

It represents a temporary advance due from third party. The balance is unsecured, non-interest bearing and is committed to be repayable during 2006.

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

                                                       2005
                                                    ---------
        Building                                   $  542,230
        Plant and machinery                         1,635,613
        Motor vehicles                                442,630
        Furniture, fixture and equipment               42,352
                                                    ---------
                                                    2,662,825
        Less: Accumulated depreciation               (722,269)
                                                    ---------
        Property, plant and equipment, net         $1,940,556
                                                    =========

Depreciation expenses for the year ended December 31, 2005 and 2004 were $221,725 and $162,068 respectively.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

7.	OTHER PAYABLE AND ACCRUED LIABILITIES

Other payable and accrued liabilities as of December 31, 2005 consist of following:
                                                      2005
                                                   ---------
        Salary payable                            $   31,362
        Other government levies payable               15,453
        Accrued welfare                                7,640
        Other accrued liabilities                      1,178
                                                   ---------
                                                  $   55,633
                                                   =========
8.	TAXATION

The Company is subject to taxes in China. Pursuant to the PRC Income Tax Laws, the Company is generally subject to enterprise income tax ("EIT") at a statutory rate of 33% (30% national income tax plus 3% local income tax) and as the Company is registered and approved as a new and high technology enterprise in the Harbin region, it is entitled to a 15% preferential income tax rate.

Provision for income taxes consists of the followings:

      Current taxes               $   124,392
      Deferred taxes                        -
                                     --------
      Total                       $   124,392
                                     ========

The following is a reconciliation between the EIT statutory rate to which the Company is subject to and the effective tax rate of the Company:

      EIT statutory rate                  33%
      Effect of tax holiday              (18%)
      Permanent book-tax differences:     NIL
                                         -----
      Effective EIT rate                  15%
                                         =====

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

8.	TAXATION (CONTINUED)

The primary components of temporary differences which give rise to the Company's deferred tax assets are as follows:

      Depreciation                 $  639
      Others                         (205)
      Valuation allowance            (434)
                                    -----
      Net deferred tax assets      $    -
                                    =====
As of December 31, 2005, valuation allowance of $434 was provided on the deferred tax assets due to the uncertainty surrounding their realization.

9.	SEGMENT REPORTING

The Company currently operates in three principal business segments. Management believes that the following table presents the useful information useful to the chief operation decision makers for measuring business performance and financing needs and preparing the corporate budget, etc. As all of the Company's customers are located in the PRC and the Company's revenues are generated in PRC, no geographical segment information is presented. The following is a summary of the Company's segment information for the years ended December 31, 2005 and 2004:
                                Printing       Equipment     Software
2005                            Products       Trading       Solution
----------------------------------------------------------------------
Operating revenues             $3,621,679     $1,760,897    $    7,825
Gross profit                    1,207,364        266,005         1,191
Depreciation and amortization     221,725              -             -
Total assets                    2,456,297        263,693             -

                                Printing       Equipment     Software
2004                            Products       Trading       Solution
----------------------------------------------------------------------
Operating revenues             $2,461,373     $1,133,326    $   36,297
Gross profit                      795,654        266,414         1,318
Depreciation and amortization     150,365         11,099           604
Total assets                    2,788,239      1,130,554        30,302

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

10.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2005, the Company has capital commitment for the purchase of certain plant and equipment in the amount of $19,949. As of December 31, 2004, the Company has commitments under contracts for the purchase of property and equipment of $520,067.

11.	OWNERS' EQUITY

In accordance with the Company's Articles of Association, the registered capital as of June 5, 1998 (date of incorporation) was $408,212 (RMB3,380,000) which was fully paid-up on May 8, 1998, of which $166,666 (RMB1,380,000) was paid in cash while $241,546 (RMB2,000,000) was paid in kind by contribution of fixed assets. The Company subsequently increased its registered capital to $1,062,802 (RMB8,800,000) on May 24, 2000, $1,495,169 (RMB12,380,000) on
March 19, 2003 and $2,606,280 (RMB21,580,000) on June 10, 2004 and all were fully paid-up in cash.

12.	CHINA CONTRIBUTION PLAN AND STATUTORY RESERVES

(a) 	China contribution plan

Full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees' salaries. The total contributions made for such employee benefits were $19,566 and $3,607 for the year ended December 31, 2005 and 2004, respectively.

(b) 	Statutory reserves

The Company is required to make appropriations to three reserve funds, the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings determined in accordance with PRC GAAP. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

During 2005, the Company contributed $80,026 to statutory surplus reserve and $80,027 to statutory public welfare fund. As of December 31, 2005, the balance of the appropriated retained earnings amounted to $347,537.

13.	CONCENTRATIONS AND RISKS

(a)     Major Customers and Vendors

During 2005 and 2004, 100% of the Company's assets were located in China and 100% of the Company's revenues were derived from customers located in China.

During 2005, customers and vendors who account for 10% or more of revenues and purchases are presented as follows:
                                                           Accounts
         Customers               Revenues                  Receivable
         ---------               --------                  ----------
         Customer A             $ 580,584   11%           $        -
         Customer B               520,019   10%                    -
         Customer C               502,720    9%                    -

                                                           Accounts
         Vendors                 Purchase                  Payable
         ---------               --------                  ---------
         Vendor A               $ 742,513   19%           $        -
         Vendor B                 641,525   16%              148,861

During 2004, the Company relied on one customer for approximately 11% of sales. As of December 31, 2004, accounts receivable from those customers totaled $111,418.

During 2004, the Company relied on two suppliers for approximately 51% of purchases. As of December 31, 2004, accounts payable to those two suppliers totaled $96,680.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 2005 AND 2004
            (Currency expressed in United States Dollars ("US$"))

(b)     Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                                BALANCE SHEET
                   AS OF MARCH 31,2006 AND DECEMBER 31,2005
            (Currency expressed in United States Dollars ("US$"))


                                            March 31, 2006   December 31, 2005
                                            --------------   -----------------
                                             (unaudited)
ASSETS

Current assets:
 Cash and cash equivalents                  $   156,473       $  1,023,983
 Accounts receivable                            768,219            481,049
 Value added tax recoverable                     23,209                  -
 Inventories                                    919,031            715,917
 Deposits and prepayments                       623,417             99,913
 Other receivable                             1,159,727          1,159,727
                                              ---------          ---------
Total current assets                          3,650,076          3,480,589
                                              ---------          ---------

Property, plant and equipment net             1,881,271          1,940,556
                                              ---------          ---------

TOTAL ASSETS                                  5,531,347          5,421,145
                                              =========          =========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
 Accounts payable                               477,728            522,104
 Other payables and accrued liabilities          51,579             55,633
 Customers deposit                              455,453            207,138
 Income tax payables                              5,552             53,160
 Value added tax payables                             -             73,531
                                              ---------          ---------
Total current liabilities                       990,312            911,566
                                              ---------          ---------

Owners'equity:
 Registered capital of Renminbi 21,580,000
  (US$2,606,280) fully paid in 2004 and
  Renminbi 12,380,000 (US$1,495,169) fully
  paid in 2003                                2,606,280          2,606,280
 Accumulated other comprehensive income         108,074            108,078
 Retained earnings                            1,826,681          1,795,221
                                              ---------          ---------
Total owners' equity                          4,541,035          4,509,579
                                              ---------          ---------

TOTAL LIABILITIES AND OWNERS' EQUITY        $ 5,531,347        $ 5,421,145
                                              =========          =========


See accompanying notes to financial statements

             HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                          STATEMENT OF OPERATIONS
        FOR THE THREE MONTHS ENDED MARCH 31,2006 AND 2005 (unaudited)
            (Currency expressed in United States Dollars ("USS"))


                                            March 31, 2006   December 31, 2005
                                            --------------   -----------------
                                             (unaudited)
OPERATING REVENUES:
 Printing revenue                           $   727,666        $   532,523
 Equipment trading revenue                      370,450            376,087
                                              ---------          ---------
Total operating revenues                      1,098,216            908,610
                                              ---------          ---------

COST OF REVENUES:
 Cost of printing                              (588,459)          (400,585)
 Cost of equipment                             (310,573)          (293,281)
                                              ---------          ---------
Total cost of revenues                         (899,032)          (693,866)
                                              ---------          ---------

GROSS PROFIT                                    199,184            214,744
                                              ---------          ---------

OPERATING EXPENSES:
 Selling and marketing expenses                 (99,234)           (70,569)
 General and administrative                     (63,604)           (73,025)
                                              ---------          ---------
Total operating expenses                       (162,838)          (143,594)
                                              ---------          ---------

INCOME FROM OPERATIONS                           36,346             71,150

OTHER INCOME:
 Interest income                                    666                376
                                              ---------          ---------
INCOME BEFORE INCOME TAX                         37,012             71,526

Income tax                                       (5,552)            (1,090)
                                              ---------          ---------
NET INCOME                                       31,460             70,436
                                              =========          =========


See accompanying notes to financial statements

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                            STATEMENT OF CASH FLOWS
          FOR THE THREE MONTHS ENDED MARCH 31, 2006 and 2005 (unaudited)
               (Currency expressed in United States Dollars ("US$"))

                                                         2006         2005
                                                     -----------  -----------
Cash flows from operating activities:
 Net income                                          $    31,460  $    70,436
 Adjustments to reconcile net earnings to net
  cash provided by operating activities:
  Depreciation                                            59,285       39,171

 Changes in assets and liabilities:
  Accounts receivable                                   (287,170)     132,451
  Value added tax recoverable                            (23,209)      (4,165)
  Inventories                                           (203,114)    (119,707)
  Deposits and prepayments                              (523,504)      25,942
  Accounts payable                                       (44,376)      79,812
  Other payables and accrued liabilities                  (4,054)       6,804
  Customers deposit                                      248,315      (63,585)
  Income tax payable                                     (47,608)     (46,572)
  Value added tax payable                                (73,531)     (39,889)
                                                       ---------    ---------
 Net cash (used in) provided by operating activities    (867,506)      80,698
                                                       ---------    ---------
Cash flows from investing activities:
 Purchase of property and equipments                           -      (56,447)
 Increase in other receivable                                  -     (886,976)
                                                       ---------    ---------
 Net cash used in investing activities                         -     (943,423)
                                                       ---------    ---------
Cash flows from financing activities
 Advances from an owner                                        -      661,126
                                                       ---------    ---------
 Net cash provided by financing activities                     -      661,126
                                                       ---------    ---------

 Foreign currency translation adjustment                      (4)           -

NET DECREASE IN CASH AND CASH EQUIVALENTS               (867,510)    (201,599)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD         1,023,983    1,067,390
                                                       ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD             $   156,473  $   865,791
                                                       =========    =========

SUPPLIMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid for income taxes                               53,160       72,469
                                                       =========    =========
 Non-cash transaction:
  Comprehensive expense                                       (4)           -
                                                       =========    =========





See accompanying notes to financial statements

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

1. 	ORGANIZATION AND BUSINESS BACKGROUND

Harbin Yinhai Technology Development Company Limited ("the Company") was incorporated in the People's Republic of China ("PRC") on June 5, 1998 with its principal place of business in Harbin city, Heilongjiang, PRC. The Company is principally engaged in commercial printing that, among other things, prints passbooks and forms for use by financial institutions and government offices in the PRC. In addition, the Company is the PRC agent for the distribution of two overseas products 1) plasma arc cutting machines and 2) data security and back-up software. The plasma arc cutting machines are sold to customers who require high quality metal cutting technology and low operating costs.
The data security and back-up software are sold to customers who require high information security and comprehensive data back-up.

2.	 BASIS OF PRESENTATION

The accompanying unaudited financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. They do not include all of the information and footnotes for complete financial statements as required by GAAP. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the period ended March 31, 2006 and 2005 presented are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 2005.

*       Accounts receivable

The majority of the Company's sales are on open account terms and in accordance with terms specified in the contracts governing the relevant transactions.
The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Based upon the aforementioned criteria, management has determined that no provision for uncollectible accounts is required as of March 31, 2006.

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

*       Inventories

Inventories include material, labor and factory overhead and are stated at lower of cost or market value, cost being determined on a weighted average method. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

*       Income tax

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28 "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods". The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate.

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

*       Segment Reporting

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in three principal business segments.

*       Comprehensive Income (Expense)

Comprehensive income (expense) as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income (expense) is not included in the computation of income tax expense or benefit.

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

*       Foreign Currencies Translation

The functional currency of the Company is the People's Republic of China Renminbi ("RMB"). The accompanying financial statements have been expressed in United States dollars, the reporting currency of the Company. The balance sheet is translated into United States dollars based on the rates of exchange ruling at the balance sheet date. The statement of operations is translated using a weighted average rate for the period. Translation adjustments are reflected as cumulative translation adjustments in owners' equity.

*       Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, which include cash and cash equivalents, receivables and payables, deposits and prepayments, approximate fair value due to the short maturities of these instruments.

*       Recently Issued Accounting Standard

In December 2004, the FASB issued SFAS No.123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005.
The adoption of SFAS 123R did not have a material impact on the Company's financial statements or results of operations.

SFAS No. 123R permits public companies to adopt its requirements using one of two methods. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption. The Company has yet to determine which method to use in adopting SFAS No. 123R.

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151 "Inventory Costs
- an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company has adopted these provisions, if any, at the beginning of the fiscal year 2006.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No.29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June
15, 2005. The adoption of SFAS 153 did not have a material impact on the Company's financial statements or results of operations

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company has adopted these provisions, if any, at the beginning of the fiscal year ended December 31, 2006.

In February 2006, the FASB issued SFAS Statement No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

3.      INVENTORIES

Inventories as of March 31, 2006 consist of the following:

                                                        2006
                                                     ----------
        Raw materials                                $  418,057
        Work-in-progress                                201,606
        Finished goods                                  299,368
        Less: provisions of obsolescence                      -
                                                      ---------
                                                     $  919,031
                                                      =========

For the three months ended March 31, 2006 and 2005, provision for obsolete inventories recorded by the Company were NIL and NIL, respectively.

4.      OTHER RECEIVABLE

It represents a temporary advance due from third party. The balance is unsecured, non-interest bearing and is committed to be repayable during 2006.

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

5.      SEGMENT REPORTING

The Company currently operates in three principal business segments. Management believes that the following table presents the useful information useful to the chief operation decision makers for measuring business performance and financing needs and preparing the corporate budget, etc. As all of the Company's customers are located in the PRC and the Company's revenues are generated in PRC, no geographical segment information is presented. The following is a summary of the Company's segment information for the three months ended March 31, 2006 and 2005:

                                Printing       Equipment     Software
2006                            Products       Trading       Solution
----------------------------------------------------------------------
Operating revenues             $  727,766      $ 370,450     $      -
Gross profit                      139,307         59,877            -
Depreciation and amortization      59,285              -            -
Total assets                    3,942,138        273,009            -

                                Printing       Equipment     Software
2005                            Products       Trading       Solution
----------------------------------------------------------------------
Operating revenues             $  532,523     $  376,087     $      -
Gross profit                      131,938         82,806            -
Depreciation and amortization      39,171              -            -
Total assets                    1,906,716        296,569            -

6.      OWNERS' EQUITY

In accordance with the Company's Articles of Association, the registered capital as of June 5, 1998 (date of incorporation) was $408,212 (RMB3,380,000) which was fully paid-up on May 8, 1998, of which $166,666 (RMB1,380,000) was paid in cash while $241,546 (RMB2,000,000) was paid in kind by contribution of fixed assets. The Company subsequently increased its registered capital to $1,062,802 (RMB8,800,000) on May 24, 2000, $1,495,169 (RMB12,380,000) on
March 19, 2003 and $2,606,280 (RMB21,580,000) on June 10, 2004 and all were fully paid-up in cash.

              HARBIN YINHAI TECHNOLOGY DEVELOPMENT COMPANY LIMITED
                   NOTES TO FINANCIAL STATEMENT (unaudited)
                               MARCH 31, 2006
             (Currency expressed in United States Dollars ("US$"))

7.     CHINA CONTRIBUTION PLAN AND STATUTORY RESERVES

(a) 	China contribution plan

Full-time employees of the Company are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees' salaries. The total contributions made for such employee benefits were $7,081 and $5,180 for the three months ended March 31, 2005 and 2006, respectively.

(b) 	Statutory reserves

The Company is required to make appropriations to three reserve funds, the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings determined in accordance with PRC GAAP. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

For the three months ended March 31, 2005, the Company contributed no statutory surplus reserve and statutory public welfare fund, respectively. For the three months ended March 31, 2006, the Company contributed $787 to statutory surplus reserve and $787 to statutory public welfare fund.
As of March 31, 2006, the balance of the appropriated retained earnings amounted to $39,228.




                                     F-37